ASSET PURCHASE AND SALE AGREEMENT

This ASSET Purchase and Sale Agreement (the “Agreement”) is entered into as of July 1, 2013 by and among ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Buyer”), and American Realty Capital Advisors IV, LLC, a Delaware limited liability company (the “Seller”).

RECITALS

A. The Seller is the advisor of American Realty Capital Trust IV, Inc., a Maryland corporation (“ARCT IV”) that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants that qualified as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2012.

B. The seller is wholly owned by American Realty Capital Trust IV Special Limited Partner, LLC, a wholly owned subsidiary of ARCT IV’s sponsor, AR Capital, LLC.

C. Prior to the date of closing of the Transaction (as defined below), the day-to-day business and operations of ARCT IV were and will be managed by Seller and, in connection therewith, the Seller owned and will own the furniture, fixtures, equipment and other assets used and to be used by ARCT IV in their business and operations.

D. ARCT IV is contemplating a termination of its advisory agreement with Seller in connection with a merger into a wholly-owned subsidiary of Buyer’s general partner, American Realty Capital Properties, Inc., a Maryland corporation (“ARCP” and the merger defined as the “Transaction”). In connection with the Transaction, the Buyer will purchase from the Seller certain furniture, fixtures, equipment and other assets necessary for the operation of ARCP and reimburse the Seller for certain costs and expenses as described herein as of the date of the closing of the Transaction.

E. The Seller wishes to sell and reimburse, and the Buyer wishes to purchase and accept, all of the Purchased Assets and the Reimbursed Expenses upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF ASSETS; CLOSING

1.1 Certain Terms. Certain capitalized terms used in this Agreement are defined in Article IV.

1.2 Sale and Purchase of the Purchased Assets and Payment of the Reimbursed Expenses.

(a) Purchased Assets. Upon the terms and subject to the conditions of this Agreement, the Seller hereby sells, conveys, assigns, transfers and delivers to the Buyer, and the Buyer hereby purchases, free and clear of all Encumbrances, all right, title and interest of the Seller in and to all of the Purchased Assets.

(b) Excluded Assets and Liabilities. Notwithstanding any other provision of this Agreement to the contrary, any Assets of the Seller other than the Purchased Assets are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of the Seller after the Closing. The Buyer does not, and shall not be deemed to, assume or otherwise be responsible for any Liabilities of the Seller (including, without limitation, any Liabilities arising out of or relating to the Purchased Assets), all of which shall remain Liabilities of the Seller. The Seller shall pay, perform and discharge all of its Liabilities encumbering directly or indirectly any of the Purchased Assets in full at or prior to the Closing.

1.3 Payment of Purchase Price. The total consideration for the Purchased Assets and the payment of the Reimbursed Expenses is $5,800,000.00 (the “Purchase Price”), payable in cash, by wire transfer of immediately available funds to an account designated in writing by the Seller.

1.4 The Closing. The purchase and sale provided for in this Agreement shall take place at a closing (the “Closing”) at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York, following the closing of the Transaction and on the same date as the closing of the Transaction.

1.5 Payment of Purchase Price; Closing Deliveries.

(a) At or prior to the Closing, the Seller shall deliver to the Buyer:

(i) the Purchased Assets;

(ii) a Bill of Sale and General Assignment in the form of Exhibit A hereto dated the Closing Date and duly executed by the Seller;

(iii) such other bills of sale, assignments, deeds, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by the Buyer to convey title to the Purchased Assets, each in form and substance satisfactory to the Buyer dated the Closing Date and duly executed by the Seller;

(iv) releases of all Encumbrances, if any, on the Purchased Assets; and

(v) such other documents as the Buyer may reasonably request to effect the transactions contemplated by this Agreement.

(b) At or prior to the Closing, the Buyer shall deliver to the Seller the Purchase Price in accordance with Section 1.3.

1.6 AS-IS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PURCHASED ASSETS ARE BEING PURCHASED AND SOLD ON AN “AS-IS” BASIS, FREE AND CLEAR OF ANY ENCUMBRANCES, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EITHER EXPRESS, IMPLIED OR OTHERWISE.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Buyer as of the date hereof as follows:

2.1 Organization, Good Standing and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2 Authorization; Enforceability. The Seller has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. All limited liability company and other action on the part of the Seller, its managers and officers necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of the Seller hereunder and thereunder has been taken. This Agreement and the other Transaction Documents to which the Seller is a party, each constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

2.3 No Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of the Seller’s certificate of formation or operating agreement, any Order or Contract to which the Seller is a party or by which it is bound or, to the knowledge of the Seller, any provision of any Legal Requirement applicable to the Seller.

2.4 Governmental Authorities; Consents. No approval, Order, authorization, registration, qualification, designation, declaration or filing of or with, or notice to, or other Consent of, any Governmental Body or other Person on the part of the Seller is required in connection with the execution and delivery of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

2.5 Litigation. There is no Proceeding pending or currently threatened against the Seller that questions the validity of this Agreement or the right of the Seller to enter into or consummate, or seeks to enjoin or obtain damages with respect to, the transactions contemplated hereby or by any of the other Transaction Documents, nor is the Seller aware that there is any basis for any of the foregoing.

2.6 Title to Purchased Assets. The Seller owns the Purchased Assets free and clear of all Encumbrances and the Buyer, by this Agreement and the other Transaction Documents, will acquire good and marketable title to all of the Purchased Assets, free of all Encumbrances. No third party, including, without limitation, any former owner of any capital stock of the Seller, has the basis for any claims against the Purchased Assets or the Seller in connection therewith.

2.7 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Seller or any of its Affiliates.

2.8 Cost of Purchased Assets. The Purchased Assets are being sold pursuant to this Agreement at the Seller’s cost therefor.

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ARTICLE III

CERTAIN OTHER AGREEMENTS

3.1 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest), incurred in connection with the transactions contemplated by this Agreement shall be paid when due by the Seller.

ARTICLE IV

DEFINITIONS

4.1 Certain Definitions. In this Agreement, the following terms have the meanings set forth below, which shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person or any other Affiliate of such Person, (ii) any Person that is an officer, director, trustee, general partner, manager or managing member of the specified Person or of which the specified Person or any other Affiliate of such Person is an officer, director, trustee, general partner, manager or managing member, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of the outstanding voting securities of the specified Person or any other Affiliate of such Person (iv) such Person’s relatives, including such Person’s spouse or domestic partner (and relatives of such spouse or domestic partner), parents, siblings and lineal descendants if such Person is an individual, and (v) with respect to any Person that is a trust, the trustees and beneficiaries of such Person.

“Agreement” means this Asset Purchase and Sale Agreement.

“ARCP” has the meaning set forth in the recitals of this Agreement.

“ARCT IV” has the meaning set forth in the recitals of this Agreement.

“Assets” means all properties, assets and rights of every kind, nature and description whatsoever whether tangible or intangible, real, personal or mixed, fixed or contingent, choate or inchoate, known or unknown, wherever located of the Seller.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Closing” has the meaning set forth in Section 1.4.

“Closing Date” means the date and time as of which the Closing actually takes place.

“Consent” means any approval, consent, ratification, waiver, or other authorization of, notice to or registration, qualification, designation, declaration or filing with any Person.

“Contract” means any agreement, contract, purchase order, statement of work, option, license, instrument, mortgage, obligation, commitment, arrangement, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

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“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, Contract, commitment, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal, or other rights of third parties or restriction of any kind, including, without limitation, any restriction on use, voting, transfer, receipt of income or dividends, or exercise of any other attribute of ownership.

“Governmental Body” means any federal, state, local, municipal, foreign, or other governmental or quasi-governmental authority.

“Indemnified Persons” has the meaning set forth in Section 5.1.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other statute, law, Order, constitution, rule, regulation, ordinance, principle of common law, treaty or other requirement of any Governmental Body.

“Liability” means any liabilities or obligations of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by United States generally accepted accounting principles to be reflected as such).

“Losses” has the meaning set forth in Section 5.1.

“Order” means any award, decision, injunction, judgment, order, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any referee, arbitrator or mediator.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or referee, trustee, arbitrator or mediator.

“Purchase Price” has the meaning set forth in Section 1.3.

“Purchased Assets” means the Assets set forth on Exhibit B hereto.

“Reimbursed Expenses” means the costs and expenses set forth on Exhibit B hereto.

“Seller” has the meaning set forth in the first paragraph hereof.

“Transaction” has the meaning set forth in the recitals of this Agreement.

“Transaction Documents” means this Agreement, the Bill of Sale and General Assignment and all other instruments and certificates contemplated hereunder to be delivered by any party hereto at or prior to the Closing.

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ARTICLE V

MISCELLANEOUS

5.1 Indemnification. The Seller shall indemnify, defend and hold harmless the Buyer and its Affiliates, and their respective stockholders, members, partners, managers, officers, directors, employees, representatives, controlling persons, counsel, agents, successors and assigns (collectively, “Indemnified Persons”), from and against, and will pay to any Indemnified Person the amount of, any and all claims, demands, Proceedings, losses, damages, penalties, Liabilities, obligations, settlement payments, costs and expenses of every kind whatsoever (including, without limitation, costs of investigating, preparing or defending any such claim or Proceeding and reasonable legal fees and disbursements), as and when incurred by such Indemnified Person and whether or not involving a third party claim (collectively, “Losses”), incurred or suffered by any of the Indemnified Persons, arising out of or relating to (i) any inaccuracy of any representation or warranty, (ii) any breach of any covenant or agreement of the Seller contained in this Agreement or any other Transaction Document (including all schedules, exhibits and annexes hereto and thereto), (iii) taxes owed by the Seller or any of its Affiliates relating to the Purchased Assets and/or the transactions contemplated by this Agreement, (iv) any Liability of the Seller related to the Purchased Assets and/or the transactions contemplated by this Agreement, and (v) third party claims against the Purchased Assets or against the Indemnified Persons in respect thereof arising out of or relating to events occurring on or before the Closing Date. All representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing Date.

5.2 Notices. All notices, requests, communications and demands to or upon the respective parties hereto to be effective shall be in writing (including by fax), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 5.2):

The Buyer:		ARC Properties Operating Partnership, L.P.
405 Park Avenue, 15th Floor
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: Nicholas S. Schorsch

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
	Attention:	Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

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The Seller:	American Realty Capital Advisors IV, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: Edward M. Weil, Jr.

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
Attention: Peter M. Fass, Esq.

5.3 Expenses. Except with respect to the Reimbursed Expenses, each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.4 No Third-Party Beneficiaries. Subject to Sections 5.1, 5.11 and 5.14, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

5.5 Consent to Jurisdiction; Service of Process. Each party to this Agreement irrevocably consents and agrees that any Proceeding commenced by it arising out of or relating to this Agreement or any of the Transaction Documents shall be brought only in the United States District Court for the Southern District of New York or, in the event such court does not have subject matter jurisdiction over such Proceeding, in courts of the State of New York sitting in the Borough of Manhattan, City of New York. Each party hereby (i) irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, (ii) irrevocably and unconditionally waives any objection to the laying of venue in either of the aforesaid courts, and (iii) irrevocably and unconditionally waives and agrees not to plead or assert the claim that either of the aforesaid courts is not a convenient forum with respect to any such Proceeding or other similar defense or doctrine. Process in any such Proceeding may be served on any party in any manner provided by law.

5.6 Governing Law. This Agreement will be governed by the internal laws of the State of New York.

5.7 Further Assurances. The parties agree, without further consideration, (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents. From and after the Closing, all mail, payments or other amounts, checks, documents and packages pertaining to the Purchased Assets received by the Seller shall be promptly delivered (unopened, if applicable) by the Seller to the Buyer.

5.8 Release. Effective as of the Closing, the Seller, on behalf of itself and each of its Affiliates, hereby releases and forever discharges the Purchased Assets and the Buyer in connection therewith from any and all Proceedings, Contracts and Liabilities of any nature whatsoever, in law or in equity, arising out of events occurring on or prior to the Closing.

5.9 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged with such amendment or waiver. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

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5.10 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (together with the other Transaction Documents and any other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. The exhibits identified in and attached to this Agreement are incorporated herein by reference and shall be deemed as fully a part hereof as if set forth herein in full.

5.11 Assignments, Successors and No Third-Party Rights. The Seller may not assign any of its rights or obligations under this Agreement without the prior consent of the Buyer except that the Buyer may assign any of its rights under this Agreement to any Affiliate of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as expressly provided in Sections 5.1 and 5.14, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties hereto any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

5.12 Severability. Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable. The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

5.13 Construction. The parties have participated jointly in the drafting of this Agreement, and each party was represented by counsel in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5.14 Waiver of Legal Conflicts. Each of the Seller and the Buyer acknowledges and agrees that, at their request, Proskauer Rose LLP acted as counsel to both such parties in connection with this Agreement, the other Transaction Documents, the sale of the Purchased Assets and the payment of the Reimbursed Expenses. Accordingly, each of the parties agrees to, and does, waive any conflict of interest which may be deemed to arise as the result of such representation and agrees not to seek to disqualify or otherwise prevent Proskauer Rose LLP from representing the other party hereto (or any other clients of Proskauer Rose LLP) in any matters by reason of its work on, or representation of, such party in connection with this Agreement, the other Transaction Documents, the purchase and sale of the Purchased Assets and the payment of the Reimbursed Expenses, or its possession of confidential information relating to such party. Proskauer Rose LLP shall be entitled to rely upon this Section 5.14 as a third party beneficiary hereof.

5.15 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto and to other Transaction Documents may be delivered by facsimile which shall be deemed originals.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

ARC Properties operating partnership, l.p.

By:	AMERICAN REALTY CAPITAL PROPERTIES, INC.
its general partner

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

SELLER:

AMERICAN REALTY CAPITAL ADVISORS IV, LLC

By: AMERICAN REALTY CAPITAL TRUST IV SPECIAL LIMITED PARTNER, LLC its sole member

By:	AR Capital, LLC
its managing member

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Member

Exhibit A

BILL OF SALE AND GENERAL ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS, that American Realty Capital Advisors IV, LLC, a Delaware limited liability company (the “Seller”), for and in consideration of the sum of One and No/100 Dollars ($1.00) and other good and valuable consideration paid to it by ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Buyer”), pursuant to that certain Asset Purchase and Sale Agreement (the “Purchase Agreement”), dated as of July 1, 2013, by and between the Buyer and the Seller, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, convey, transfer, grant, assign and deliver to the Buyer, on the terms and subject to the conditions in the Purchase Agreement, all of its right, title and interest in and to all of the Purchased Assets. Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement.

TO HAVE AND TO HOLD, all and singular, the aforesaid Purchased Assets unto the Buyer, its successors and assigns forever for it and their own use forever.

The Seller covenants and agrees to warrant and defend the sale, conveyance, transfer, grant, assignment and delivery of the Purchased Assets hereby made against all persons whomsoever, and to take all steps reasonably necessary to establish the record of the Buyer’s title to the Purchased Assets.

IN WITNESS WHEREOF, the Seller has executed and delivered this Bill of Sale and General Assignment as of this [ ] day of [ ], 2013.

SELLER:

AMERICAN REALTY CAPITAL ADVISORS IV, LLC

By:
Name:
Title: Manager

Exhibit B

Purchased Assets and Reimbursed Expenses

Capitalized Furniture, Fixtures and Equipment

Tenant Improvements
Office fit out - principally NYC and Dresher, PA & Jenkintown, PA
Includes common area, kitchens, bathrooms, IT cabling
Server room configuration
Office Furniture and Fixtures
Desks
Credenzas
Chairs
Conference tables and chairs
Hardware
Laptops
Desktops
Routers and switches
Storage Area Network (SAN)
Mobile devices
iPads
Software (license, support, maintenance)
Microsoft Office/ Outlook
MRI
Virtual Premise
System back-up
Security/ firewall
Anti-Virus
FAS Fixed Assets
Concur
Cvent
Equipment
VOIP telephones and related hardware/software
TV presentation screens
SmartBoard
Binding machine
Postage machine
Printers
Kitchen appliances and other

The above items are principally located within our New York, NY, Jenkintown, PA, Dresher, PA and Boston, MA offices.

Capitalized and Other Soft Costs Marketing:
Web site and related development
Collaboration with marketing consultants
Collateral (hard card, property photos, etc.)
Logo design
General marketing efforts

Software Customization:
MRI (Accounting & Asset Management)
Virtual Premise
FAS Fixed Assets
Concur
Cvent
MS Office and related

Transaction/Offering Related Costs

Legal:
Preparation of various documents and filings -
Form S-11
Investor communications and press releases
Form 8-K's
Section 16 filings
Coordination with Proskauer/attorneys

Accounting:
Preparation of various documents and filings -
Form S-11 (including pro forma schedules)
Investor communications and press releases
Form 8-K's
Section 16 filings

Investor Relations (BD Operations):
Retail client record reconfiguration
Conversion of CRM database to interface
with new transfer agent requirements
Analysis and communication to participating
independent broker-dealers and investment advisors
Investor outreach and communications

Marketing and Event Planning:
Preparing presentation material
Coordination of roadshow and related events

Executive Management (and support personnel):
Negotiations with bankers
Review of various documents
Road show efforts

Transaction Costs - Merger

American Realty Capital Advisors IV, LLC (the “Advisor”) has developed procedures and processes that were developed over the past year that are being provided to ARC Properties Operating Partnership, L.P. (“ARCP OP”) in connection with the transaction with ARCP OP. ARCP OP will benefit from these existing critical items and would have otherwise spent significant time and cost to obtain them. Amounts below are a portion of the estimated costs incurred by the Advisor.

Human Resources:
Employee Handbook development and continuous updates
401(k) implementation and administration
Payroll set up and related tax withholding and remittance procedures
Space planning and facility coordination
General HR practices and compliance

Information Technology:
Disaster recovery
System architecture
Back-up systems
Help desk support
Vendor project management
Vendor transition services

Accounting & Finance:
Process and Procedures Manual development
Sarbanes-Oxley practices
Month-end closing checklist and procedures
Treasury and cash management procedures

Asset & Property Management:
Process and Procedures Manual development
Concur bill payment configuration